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                       Tax Sharing Modification Agreement
                              (Florida Branch Sale)


      Agreement made as of the 22nd day of December 1998 by and between Mafco Holdings Inc. ("Mafco") and Golden State Bancorp Inc. ("Golden State").

      WHEREAS, pursuant to the Agreement and Plan of Reorganization dated as of February 4, 1998, as amended (the "Merger Agreement") Golden State is obligated to issue shares of its common stock (the "Florida Shares") to First Gibraltar Holdings Inc. and Hunter's Glen/Ford, Ltd. (collectively, the "Contingent Share Recipients") on account of any federal income tax savings resulting from the sale of the Florida Branches (the "Florida Branch Sale") of California Federal Bank ("Cal Fed");

      WHEREAS, pursuant to the Merger Agreement, the amount of federal income tax savings resulting from the Florida Branch Sale is defined (the "Florida Tax Savings") to be an amount equal to (i) the product of the amount of the gain recognized by Cal Fed for federal income tax purposes as a result of the Florida Branch Sale and the highest marginal federal income tax rate applicable to corporations for the taxable year in which the Florida Branch Sale occurred less
(ii) the amount of any federal income taxes actually paid by Cal Fed as a result of such sale, including any payment in lieu of federal income taxes under the Tax Sharing Agreement dated as of January 1, 1994 among Mafco, Cal Fed and others (the "Tax Sharing Agreement");

      WHEREAS, as of November 1, 1998, Golden State has estimated the Florida Tax Savings to be $34,000,000 based upon, among other things, the estimated tax payment to be made under the Tax Sharing Agreement calculated at a two percent (2%) estimated rate (the "Estimated Tax Rate");

      WHEREAS, Mafco has agreed if, at any time (i) it is determined that Cal Fed was subject to a tax rate higher than the Estimated Tax Rate and therefore should have made additional payments under the Tax Sharing Agreement as a result of the gain on the Florida Branch Sale and (ii) Golden State has issued the Florida Shares, then Mafco will waive its rights to any additional payment under the Tax Sharing Agreement as a consequence of the gain on the Florida Branch Sale;

      NOW, THEREFORE, subject to the next succeeding sentence, Mafco hereby waives its rights to any payment due it under the Tax Sharing Agreement as a consequence of the gain on the Florida Branch Sale being taxed at a rate in excess of the Estimated Tax Rate, such excess (the "Excess Amount") being for purposes of this

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Agreement (A) (i) the 1998 federal income tax payment due from Cal Fed under the
Tax Sharing Agreement less (ii) the 1998 federal income tax payment due from Cal Fed under the Tax Sharing Agreement excluding the gain on the Florida Branch
Sale IN EXCESS OF (B) the gain on the Florida Branch Sale times the Estimated
Tax Rate. The Excess Amount will be reduced (and, accordingly, Mafco will remain entitled to payment under the Tax Sharing Agreement of the amount of such reduction) to the extent, but only to the extent, that the Contingent Share Recipients are required to make a payment to Golden State under Section 1.6(c)(iv) of the Merger Agreement as a result of any adjustment to the Florida Tax Savings.

      Golden State hereby agrees to the foregoing and, to the extent appropriate, will itself, and will cause its subsidiaries as successors under the Tax Sharing Agreement to, implement the provisions of this Agreement to the extent they modify or supercede the relevant provisions of the Tax Sharing Agreement.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of the date first above written.



MAFCO HOLDINGS INC.                         GOLDEN STATE BANCORP INC.



By: /s/ Glenn P. Dickes                     By: /s/ Eric K. Kawamura
   ----------------------                      ----------------------
Glenn P. Dickes                             Eric K. Kawamura
Senior Vice President                       Senior Vice President





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